                As filed with the Securities and Exchange Commission
                                  on June 29, 1995

                                                 Registration No. 33-_____


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549

                                      FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                               BOSTON TECHNOLOGY, INC.
                 (Exact name of issuer as specified in its charter)

                    Delaware                              04-3073385
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)              Identification Number)


         100 Quannapowitt Parkway, Wakefield, Massachusetts       01880
              (Address of Principal Executive Offices)          (Zip Code)


                          1995 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the Plan)

                                John A. Burgess, Esq.
                                  c/o Hale and Dorr
                                   60 State Street
                             Boston, Massachusetts 02109
                        (Name and address of agent for service)

                                   (617) 526-6000
            (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
         Title of                    maximum    maximum
         securities     Amount       offering   aggregate       Amount of
         to be          to be        price      offering        registration
         registered     registered   per share  price           fee

         Common Stock,   200,000     $19.125 (1) $3,825,000 (1) $1,318.97
         $.001 par       shares
         value
         __________________________________________________________________
         (1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 27, 1995 in accordance with
              Rules 457(c) and 457(h) of the Securities Act of 1933.


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         PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                   The information required by Part I is included in documents sent or given to participants in the Registrant's 1995 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Item 3.  Incorporation of Certain Documents by Reference

                   The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

                   (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

                   (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

                   (3) The description of the common stock of the Registrant, $.001 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


              Item 4.  Description of Securities

                   Not applicable.





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              Item 5.  Interests of Named Experts and Counsel

                   Not Applicable.


              Item 6.   Indemnification of Directors and Officers

                   Article XI of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers to the full extent permitted under Delaware law. As permitted by Section 145 of the General Corporation Law of the State of Delaware, Article XI provides that the Registrant shall indemnify any director or officer, any person who has agreed to serve as a director or officer, or any person who was serving or has agreed to serve at the request of the Registrant as a director or officer of another entity, against amounts paid and expenses incurred (including attorney's fees) in connection with an action or proceeding to which he is a party or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

                   Article XI provides that indemnification shall be paid by the Registrant if ordered by a court or unless a determination is made
         (i) by a disinterested majority of the Board of Directors or (ii) if such disinterested majority so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification is not proper in the circumstances because the director or officer did not meet the applicable standard of conduct.
         Article XI also provides that, notwithstanding any other provision of such article, to the extent a director or officer has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses reasonably incurred by him in connection therewith.

                   Article XI permits the payment by the Registrant of costs, charges and expenses incurred in defending a civil or criminal action in advance of its final disposition, subject, in the case of costs, charges and expenses incurred by a director or officer in his capacity as such, to receipt of an undertaking by the indemnified person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under Article XI.




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                   Article VII of the Registrant's Certificate of Incorporation
         provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liabilities (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                   The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

                   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


              Item 7.  Exemption from Registration Claimed

                   Not applicable.


              Item 8.  Exhibits

                   The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.



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              Item 9.  Undertakings

                   1.   The Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   provided, however, that paragraphs (i) and (ii) do not
              apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

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

                   3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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                                      SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wakefield, Massachusetts on the 22nd day of June, 1995.


                                            BOSTON TECHNOLOGY, INC.



                                            By: /s/ John C.W. Taylor
                                            ------------------------
                                               Dr. John C.W. Taylor
                                               President and Chief
                                               Executive Officer




                                   POWER OF ATTORNEY

              We, the undersigned officers and directors of Boston Technology, Inc. hereby severally constitute Dr. John C.W. Taylor, Carol B. Langer, A.K. Wnorowski and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Boston Technology, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.




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              Pursuant to the requirements of the Securities Act, this
         Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                Title                       Date


         /s/ John C.W. Taylor        President, Chief         )
         --------------------        Executive Officer and    )
         Dr. John C.W. Taylor        Director (principal      )
                                     executive officer)       )
                                                              )
                                                              )
                                                              )
         /s/ Carol B. Langer         Vice President, Finance, )
         -------------------         Treasurer and Chief      )
         Carol B. Langer             Financial Officer        )
                                     (principal financial     )
                                     officer)                 )
                                                              )
                                                              )
                                                              )
         /s/ Mary C. Carr            Corporate Controller     )
         ------------------          (principal accounting    )
         Mary C. Carr                officer)                 )
                                                              )
                                                              )
         /s/ Greg C. Carr            Director                 ) June 22, 1995
         ------------------                                   )
         Greg C. Carr                                         )
                                                              )
                                                              )
         /s/ Richard J. Connaughton  Director                 )
         --------------------------                           )
         Richard J. Connaughton                               )
                                                              )
                                                              )
         /s/ Herman B. Leonard       Director                 )
         ---------------------                                )
         Herman B. Leonard                                    )
                                                              )
                                                              )
         /s/ Joseph E. Norberg       Director                 )
         ---------------------                                )
         Joseph E. Norberg                                    )
                                                              )
                                                              )
         /s/ Richard K. Snelling     Director                 )
         -----------------------                              )
         Richard K. Snelling                                  )


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                                    Exhibit Index


    Exhibit
    Number       Description

       3.1 (1) Certificate of Incorporation, as amended, of the Registrant

       3.2 (1)   By-Laws, as amended, of the Registrant

       5.1       Opinion of Hale and Dorr

      23.1       Consent of Hale and Dorr (included in
                 Exhibit 5.1)

      23.2       Consent of Coopers & Lybrand L.L.P.

      24.1 Power of Attorney (included on the signature page of this Registration Statement)









         ______________________
         (1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-32134).



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